UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2014
______________________
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (702) 541-7777
N/A
(Former name or Former Address, if Changed Since Last Report)
 ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On October 13, 2014, Pinnacle Entertainment, Inc. (the “Company”) entered into new employment agreements effective as of October 13, 2014 (the “Effective Date”), with Carlos A. Ruisanchez, the Company’s President and Chief Financial Officer, Virginia E. Shanks, the Company’s Executive Vice President and Chief Administrative Officer, and Troy A. Stremming, the Company’s Executive Vice President of Government Relations and Public Affairs (collectively, the “Employment Agreements”). The Employment Agreements replace and supersede the current employment agreements between the Company and Messrs. Ruisanchez and Stremming and Ms. Shanks (collectively, the “Executives” and individually, the “Executive”).
Pursuant to the Employment Agreements, Mr. Ruisanchez will earn an annual base salary of $800,000, Ms. Shanks will earn an annual base salary of $600,000 and Mr. Stremming will earn an annual base salary of $475,000, which are the same salaries that the Executives are entitled to earn under their current employment agreements. The Executives are also entitled to earn the following bonuses with respect to each year of the term based upon meeting performance targets developed by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”): (a) For Mr. Ruisanchez, up to not less than 180% of his annual salary with a targeted bonus of not less than 90% of his base salary; and (b) Ms. Shanks and Mr. Stremming, up to not less than 160% of their annual salaries with a target bonus of not less than 80% of their base salaries. In some circumstances, a portion of the Executives’ annual bonuses may be paid in restricted stock units or other equity awards. The Executives may also receive special bonuses in addition to their annual bonus eligibility at the discretion of the Board or the Committee.

In connection with the Employment Agreements, each of the Executives received a grant of the following number of restricted stock units that vest 100% on the third anniversary of the Effective Date of the Employment Agreements (the “Retention RSU’s”): Mr. Ruisanchez, 80,000, Ms. Shanks, 60,000 and Mr. Stremming, 30,000. The Retention RSU’s were issued pursuant to the Company’s 2005 Equity and Performance Incentive Plan, as amended.

The Employment Agreements provide for an initial term ending October 31, 2017; provided that commencing on June 30, 2017 and as of June 30 of each year thereafter (each a “Renewal Date”), the Employment Agreements will automatically renew for successive one-year periods, unless notice of non-renewal is provided in writing by either party at least one hundred and twenty days (120) days before the Renewal Date.

If Executive’s employment terminates, Executive would receive all accrued but unpaid base salary, any compensation previously voluntarily deferred by Executive payable in accordance with the provisions of the applicable deferred compensation plan and in accordance with the Executive’s election under such plan, and, except in the case of dismissal for “cause” (as defined in the Employment Agreements), an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before the termination.

If Executive’s employment is terminated by the Company without cause or by Executive for “good reason” (as defined in the Employment Agreements) other than at the time of or within 24 months following a “change of control” (as defined in the Employment Agreements), the Executive would be entitled to certain payments equal to 150% of the sum of Executive’s annual base salary then in effect and the total dollar value of the average annual bonus (whether paid in cash, in the form of equity or a combination thereof) paid to the Executive in the three years prior to termination. The salary component would be paid in monthly installments over 18 months, and the bonus component would be paid in cash in two equal annual installments on the first and second anniversaries of the termination of employment. The Executive would also be entitled to receive continuation of health benefits coverage for Executive and the Executive’s dependents and disability insurance coverage for Executive for up to 24 months following termination. In addition, with respect to all outstanding equity awards that do not contain performance-based vesting conditions, the portion that would have become vested and/or exercisable during the eighteen months following the date of termination shall continue to vest as if the Executive’s employment had not terminated, except that, with respect to the Retention RSU’s, if the date of termination is prior to the third anniversary of the date of the Employment Agreements, then a prorated portion of the Retention RSU’s would immediately vest based on the number of days from the date of the Employment Agreements up to but not including the date of termination, divided by 1,096. With respect to any outstanding performance-based equity awards, the Executive shall be entitled to participate in such performance-based awards on a pro-rata basis at the end of the applicable performance period (with such determination to be based on actual performance through the applicable performance period), and such pro-rata portion shall include the number of full months employed by the Executive during the applicable performance period.

If Executive’s employment is terminated by the Company without cause or by Executive for “good reason” at the time of or within 24 months after a “change of control” (as such terms are defined in the Employment Agreements), the Executive would be entitled to a lump sum payment of 200% of the sum of Executive’s annual base salary then in effect and the target bonus for the year of termination. The Executive would also be entitled to receive continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 24 months following termination. In addition, all outstanding equity awards shall immediately become vested and may be exercised and all performance-based equity awards shall be considered to be earned at target levels and payable as of the date of termination of employment.

If the Executive dies or the Company terminates Executive’s employment due to “disability” (as defined in the Employment Agreements), the Executive would be entitled to receive continuation of health benefits coverage for the Executive and Executive’s dependents and disability insurance coverage for the Executive for up to 24 months following termination. In addition, with respect to all outstanding equity awards that do not contain performance-based vesting conditions, such equity awards shall immediately become fully vested and exercisable. With respect to any outstanding performance-based equity awards, all such performance-based awards shall continue to vest and/or be paid on the schedule set forth in the applicable award agreement as if the Executive’s employment had not terminated.

Notwithstanding anything contained in any award agreement or plan to the contrary, all of the Executive’s vested equity awards that contain exercise periods will terminate on the earlier of (a) the expiration of their stated terms or (b) two (2) years after the termination of Executive’s employment with the Company, regardless of the cause of such termination, except that, (x) in the event of Executive’s termination of Executive’s employment without Good Reason, all vested equity awards will terminate on the earlier of the expiration of the stated term or eighteen (18) months after the termination and (y) in the event of a termination for “cause,” all vested equity awards will terminate on the earlier of the expiration of the stated term or thirty (30) days after the termination.

Any payment on account of termination of the Executive which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination of employment, except in the case of the Executive’s death.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to the Executive for specified periods following the termination of Exectuive’s employment under certain circumstances.

On October 13, 2014, the Company and the Executives entered into a Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement relating to the Retention RSU’s. A copy of the Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement entered into between the Company and Executives is attached as Exhibit 10.1, and is incorporated by reference in this Current Report on Form 8-K. The foregoing description of the Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Form Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date:	October 15, 2014	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for the Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.

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